EXHIBIT 99.1

FOR:                                                                   NUTRACEUTICAL INTERNATIONAL CORPORATION

CONTACT:                               Cory McQueen
Vice President and
Chief Financial Officer
(435) 655-6106

NUTRACEUTICAL ENTERS INTO A DEFINITIVE AGREEMENT TO BE ACQUIRED BY HGGC

PARK CITY, Utah, May 22, 2017/PRNewswire/—Nutraceutical International Corporation (NASDAQ: NUTR) (“Nutraceutical” or the “Company”) and HGGC, LLC (“HGGC”), a leading middle-market private equity firm, today announced that they have entered into a definitive agreement under which Nutraceutical will be acquired by an affiliate of HGGC in a transaction valued at approximately $446 million, including debt to be refinanced.  Under the terms of the agreement, Nutraceutical stockholders will receive $41.80 in cash (without interest) for each outstanding share of Nutraceutical common stock they own, which represents a 49% premium to the Company’s closing stock price on May 19, 2017, the last full trading day before today’s announcement, and a 15.6% premium to the Company’s all-time high closing stock price.

“We are pleased to announce this transaction, which delivers significant value to our stockholders, many of whom have been with us since our initial IPO in 1998,” said Bill Gay, Chairman and Chief Executive Officer of Nutraceutical. “We are excited to be joining forces with HGGC, which is a world-class private equity firm.  HGGC’s expertise in formulating strategic growth plans for middle-market companies will be a great platform for the future of Nutraceutical.  We expect that the combination of HGGC’s strategic insights and the deep industry experience and knowledge of our management team will help us continue to build and grow.  We remain committed to our employees and their families, to our customers, to our world-wide consumers and to the natural products industry.  Our management team is looking forward to working with HGGC to pursue the next chapter of our successful story.  We especially want to thank our employees for their years of dedication and hard work.  We truly believe that HGGC will be a great partner as we go forward as a private company.”

Rich Lawson, Co-founder and Chief Executive Officer of HGGC, said “We congratulate the management team and employees of Nutraceutical for building an industry-leading nutritional supplement business, and we look forward to working with the Nutraceutical team to continue to pursue growth opportunities globally.”

“Nutraceutical is an impressive company with a diverse portfolio of brands and thousands of satisfied retail customers, as well as millions of loyal consumers who rely on its products,” commented Les Brown, Managing Director and Chief Operating Officer of HGGC. “Nutraceutical is a great example of a successful roll-up strategy carried out with consistency and dedication over the last 25 years.  We have long admired their disciplined market approach, which has allowed the Company to consistently generate strong financial returns and positive cash flow.”

The agreement has been unanimously approved by Nutraceutical’s board of directors, acting on the recommendation of a special committee of independent and disinterested directors.  The special committee negotiated the terms of the agreement with the assistance of its financial and legal advisors.

The Company will undertake a 60-day “go-shop” period, commencing immediately, during which the special committee, with the assistance of its financial and legal advisors, will actively solicit, evaluate and potentially enter into negotiations with parties who offer alternative proposals. There can be no assurance that this process will result in a superior offer or that any other transaction will be approved or completed.  The Company does not expect to disclose developments with respect to the solicitation process unless and until the special committee has made a decision with respect to any potential superior proposal.

The transaction, which is expected to close in the second half of 2017, is subject to customary closing conditions, including Company stockholder approval and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.  There are no financing conditions associated with the transaction.  Bill Gay and Jeff Hinrichs, Chief Operating Officer and Executive Vice President of the Company, who own approximately 7.9% and 2.5% of the Company’s outstanding common stock, respectively, have entered into customary voting agreements pursuant to which they have agreed to vote all of their shares in favor of the transaction.

Peter J. Solomon Company is acting as financial and strategic advisor to the Company and Paul, Weiss, Rifkind, Wharton & Garrison LLP is acting as its counsel. Piper Jaffray & Co. is acting as financial advisor to HGGC and Kirkland & Ellis LLP is acting as its counsel.

ABOUT NUTRACEUTICAL

Nutraceutical is an integrated manufacturer, marketer, distributor and retailer of branded nutritional supplements and other natural products sold primarily to and through domestic health and natural food stores.  Internationally, Nutraceutical markets and distributes branded nutritional supplements and other natural products to and through health and natural product distributors and retailers.  Nutraceutical’s core business strategy is to acquire, integrate and operate businesses in the natural products industry that manufacture, market and distribute branded nutritional supplements.  Nutraceutical believes that the consolidation and integration of these acquired businesses provides ongoing financial synergies through increased scale and market penetration, as well as strengthened customer relationships.

Nutraceutical manufactures and sells nutritional supplements and other natural products under numerous brands, including Solaray®, KAL®, Dynamic Health®, Nature’s Life®, LifeTime®, Natural Balance®, NaturalCare®, Health from the Sun®, Zhou Nutrition®,  Pioneer®, Nutra BioGenesis®, Life-flo®, Organix South®, Heritage Store® and Monarch Nutraceuticals®.

Nutraceutical owns neighborhood natural food markets, which operate under the trade names The Real Food Company™, Thom’s Natural Foods™, Cornucopia Community Market™ and Granola’s®.  Nutraceutical also owns health food stores, which operate under the trade name Fresh Vitamins®.

Nutraceutical manufactures and/or distributes one of the broadest branded product lines in the industry, with approximately 7,500 SKUs, including approximately 750 SKUs exclusively sold internationally.  Nutraceutical believes that, as a result of its emphasis on innovation, quality, loyalty, education and customer service, its brands are widely recognized in health and natural food stores and among their customers.

ABOUT HGGC

HGGC is a leading middle-market private equity firm with over $4.25 billion in cumulative capital commitments.  Based in Palo Alto, California, HGGC is distinguished by its Advantaged Investing strategy that is designed to enable the firm to source and acquire scalable businesses at attractive multiples through partnerships with management teams, founders and sponsors who reinvest alongside HGGC, creating a strong alignment of interests.  Over its history, HGGC has completed more than 60 platform investments, add-on acquisitions, recapitalizations and liquidity events with an aggregate transaction value of more than $12 billion.  More information, including a complete list of current and former portfolio companies, is available at www.hggc.com.

Additional Information and Where to Find It

The Company will furnish to the Securities and Exchange Commission a report on Form 8-K regarding the proposed transactions described in this press release, which will include the merger agreement. All parties desiring details regarding the merger are urged to review these documents, which will be available at the Securities and Exchange Commission’s web site at www.sec.gov.

In connection with the merger, the Company plans to file with the Securities and Exchange Commission and furnish its stockholders a proxy statement.  Additionally, the Company will file other relevant materials with the Securities and Exchange Commission in connection with the proposed transaction. The materials to be filed by the Company with the Securities and Exchange Commission may be obtained free of charge at the Securities and Exchange Commission’s web site at www.sec.gov.  In addition, stockholders also may obtain free copies of the proxy statement from the Company by contacting Nutraceutical Investor Relations at 1400 Kearns Blvd., 2nd Floor, Park City, UT 84060, telephone number (435) 655-6106  or investor@nutraceutical.com.  INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER.

This press release is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell any securities and it is not a substitute for any proxy statement or other filings that may be made with the Securities and Exchange Commission should the merger proceed.

Participants in the Solicitation

The Company and its directors, executive officers and other members of their management and employees, under the Securities and Exchange Commission rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s proxy statement for its 2017 annual meeting of stockholders and the proxy statement and other relevant materials which may be filed with the Securities and Exchange Commission in connection with the merger when and if they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the merger when and if it becomes available. Additional information regarding the Company’s executive officers and directors in the solicitation is available by reading the Company’s proxy statement for its 2017 annual meeting of stockholders.

Forward Looking Statements

Any statements in this press release about future events or future results, the expected timing of the completion of the proposed merger and the ability to complete the proposed merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The actual results of the merger could vary materially as a result of a number of factors, including, but not limited to: (i) the possibility that competing offers will be made; (ii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; and (iii) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger. Other factors that may cause actual results to differ materially include those set forth in the reports that Nutraceutical files from time to time with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended September 30, 2016 and quarterly and current reports on Form 10-Q and 8-K. These forward-looking statements reflect Nutraceutical’s expectations as of the date of this press release. Nutraceutical undertakes no obligation to update the information provided herein.  These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

Contacts for Nutraceutical

Cory McQueen

Vice President and

Chief Financial Officer

(435) 655-6106

investor@nutraceutical.com

Contacts for HGGC

Tom Faust

Stanton

646-502-3513

TFaust@StantonPRM.com